EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL AND

ACCOUNTING OFFICER OF PAINCARE HOLDINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10K of PainCare Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Randy Lubinsky, as Chief Executive Officer of the Company, and Mark Szporka, as Chief Financial & Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Randy Lubinsky
Randy Lubinsky, Chief Executive Officer

Date: June 1, 2006

/s/ Mark Szporka
Mark Szporka, Chief Financial & Accounting Officer

Date: June 1, 2006